Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077



			December 21, 2009

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re: Rule 24f-2 Notice for The Prudential Investment Portfolios,
Inc.
		File Nos. 33-61997 and 811-07343

	On behalf of The Prudential Investment Portfolios, Inc. enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-1220.


 Very truly yours,

/s/ M. Sadiq Peshimam
  M. Sadiq Peshimam
 Assistant Treasurer